 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-291270
PROSPECTUS SUPPLEMENT
(To Prospectus dated November 5, 2025)
$6,200,000,000
$1,750,000,000 4.500% Senior Notes due 2028
$1,700,000,000 4.875% Senior Notes due 2030
$1,000,000,000 5.200% Senior Notes due 2032
$1,750,000,000 5.550% Senior Notes due 2035
Global Payments Inc. (“Global Payments” or the “Company”) is offering $1,750,000,000 principal amount of its 4.500% Senior Notes due 2028 (the “2028 notes”), $1,700,000,000 principal amount of its 4.875% Senior Notes due 2030 (the “2030 notes”), $1,000,000,000 principal amount of its 5.200% Senior Notes due 2032 (the “2032 notes”) and $1,750,000,000 principal amount of its 5.550% Senior Notes due 2035 (the “2035 notes” and, together with the 2028 notes, the 2030 notes and the 2032 notes, the “notes”). The 2028 notes will mature on November 15, 2028, the 2030 notes will mature on November 15, 2030, the 2032 notes will mature on November 15, 2032 and the 2035 notes will mature on November 15, 2035, in each case, unless earlier redeemed or repurchased by us. Global Payments will pay interest on the notes semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2026.
The Company may, at its option, redeem each series of the notes, in whole or in part, at any time and from time to time at the applicable redemption prices described in this prospectus supplement in “Description of the Notes — Optional redemption.” The Company must offer to repurchase the notes upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Notes — Change of control”) at the price described in this prospectus supplement in “Description of the Notes — Change of control.” In the event that (x) the Worldpay Acquisition (as defined in “Description of the Notes — Definitions”) is not consummated on or prior to the date that is five (5) business days after the later of (i) April 16, 2027 or (ii) any later date as the parties to the Worldpay Transaction Agreements (as defined in “Description of the Notes — Definitions”) may agree as the “Outside Date” thereunder or (y) the Company notifies the trustee that the Company will not pursue the consummation of the Worldpay Acquisition, the Company will be required to redeem the Mandatorily Redeemable Notes (as defined in “Description of the Notes — Definitions”) then outstanding at a redemption price equal to 101% of the principal amount of the Mandatorily Redeemable Notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined in “Description of the Notes — Special mandatory redemption”). See “Description of the Notes — Special mandatory redemption.”
The notes will be our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our future unsecured and unsubordinated indebtedness from time to time outstanding.
Each series of the notes is a new issue of securities with no established trading market. The Company has no intention to apply to list the notes on any securities exchange or to seek their admission to trading on any automated quotation system.
Investing in the notes involves risks. See section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Price to Public(1)		Underwriting Discounts		Proceeds to Global Payments Before Expenses
	Per Note	Total	Per Note	Total	Per Note	Total
Per 2028 note	99.942%	$1,748,985,000	0.350%	$6,125,000	99.592%	$1,742,860,000
Per 2030 note	99.969%	$1,699,473,000	0.600%	$10,200,000	99.369%	$1,689,273,000
Per 2032 note	99.878%	$998,780,000	0.625%	$6,250,000	99.253%	$992,530,000
Per 2035 note	99.749%	$1,745,607,500	0.650%	$11,375,000	99.099%	$1,734,232,500
Total		$6,192,845,500		$33,950,000		$6,158,895,500

(1)
Plus accrued interest if any, from November 14, 2025, if settlement occurs after that date.

We expect to deliver the notes to investors in registered book-entry only form through the facilities of The Depository Trust Company (“DTC”) on or about November 14, 2025. Beneficial interests in the notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Clearstream Banking, S.A. and Euroclear Bank S.A./N.V., as operator of the Euroclear System.

Joint Book-Running Managers
J.P. Morgan	BofA Securities		Barclays
Capital One Securities	Citigroup	HSBC	PNC Capital Markets LLC
TD Securities	Truist Securities		Wells Fargo Securities
Co-Managers
BMO Capital Markets	CIBC Capital Markets	Citizens Capital Markets	Fifth Third Securities
US Bancorp	CaixaBank	Deutsche Bank Securities	Morgan Stanley
The date of this prospectus supplement is November 6, 2025.

PROSPECTUS SUPPLEMENT
PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. In the event that the description of the offering in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
We have not, and the underwriters have not, authorized any other person to provide you with different or additional information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC is accurate as of any date other than its respective date. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
Unless otherwise specified or unless the context requires otherwise, references in this prospectus supplement to “we,” “our,” “us,” “the Company” and “Global Payments” refer to Global Payments Inc., a corporation organized under the laws of the state of Georgia, and not its subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-3, including exhibits, with respect to the notes offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement, but do not contain all of the information included in the registration statement or the exhibits. Our filings with the SEC are available to the public through the SEC’s Internet site at www.sec.gov.
We are “incorporating by reference” specified documents that we file with the SEC, which means:
•
incorporated documents are considered part of this prospectus supplement and the accompanying prospectus;

•
we are disclosing important information to you by referring you to those documents; and

•
information we file with the SEC after the date of this prospectus supplement will automatically update and supersede information included or previously incorporated by reference in this prospectus supplement and the accompanying prospectus.

SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus supplement, regardless of when furnished to the SEC. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus supplement until we have terminated the offerings of all of the notes to which this prospectus supplement relates:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025;

•
our Current Reports on Form 8-K filed on February 14, 2025, March 7, 2025, April 21, 2025, April 28, 2025, May 16, 2025, July 21, 2025, August 7, 2025, September 29, 2025, November 4, 2025 (solely with respect to Item 8.01) and November 5, 2025 (other than the portions of those documents not deemed to be filed); and

•
the information in our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Shareholders that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference into this prospectus supplement.
Information that becomes a part of this prospectus after the date of this prospectus supplement will automatically update and, to the extent inconsistent, replace information in this prospectus supplement and information previously filed with the SEC.
You may request a copy of any of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:
Global Payments Inc.
3550 Lenox Road
Atlanta, Georgia 30326
(770) 829-8478
Attn: Investor Relations

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Certain of our SEC filings, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to them are available free of charge from the investor relations section of our website at www.globalpayments.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website is not part of this prospectus supplement or the accompanying prospectus (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus supplement or the accompanying prospectus or has been expressly incorporated by reference into this prospectus supplement or the accompanying prospectus.

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FORWARD-LOOKING STATEMENTS
Some of the statements we use in this prospectus supplement, and in some of the documents we incorporate by reference in this prospectus supplement, contain forward-looking statements concerning our business operations, economic performance and financial condition, including, but not limited to, statements we make regarding our business strategy and means to implement the strategy; measures of future results of operations, such as revenues, expenses, operating margins, income tax rates and earnings per share; other operating metrics such as shares outstanding and capital expenditures, liquidity, deleveraging plans and capital available for allocation; the effects of general economic conditions on our business; statements about the benefits of our acquisitions or dispositions, such as our proposed acquisition of Worldpay Holdco, LLC (“Worldpay”) and divestiture of our Issuer Solutions business (collectively, the “Transactions”), including future financial and operating results and the successful integration of acquisitions; our ability to timely complete the Transactions, including receiving all required regulatory approvals in connection with the Transactions; statements about the completion of anticipated benefits or strategic or operational initiatives; statements regarding our success and timing in developing and introducing new services and expanding our business; and other statements regarding our future financial performance and our plans, objectives, expectations and intentions. You can sometimes identify forward-looking statements by our use of the words “believes,” “anticipates,” “expects,” “intends,” “plan,” “forecast,” “guidance” and similar expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
Although we believe that the plans and expectations reflected in or suggested by our forward-looking statements are reasonable, those statements are based on a number of assumptions, estimates, projections or plans that are inherently subject to significant risks, uncertainties and contingencies, many of which are beyond our control, cannot be foreseen and reflect future business decisions. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Our actual revenues, revenue growth rates and margins, and other results of operations could differ materially from those anticipated in our forward-looking statements as a result of many known and unknown factors, many of which are beyond our ability to predict or control. Important factors that may otherwise cause actual events or results to differ materially from those anticipated by such forward-looking statements or historical performance include: the occurrence of any event, change or other circumstances that could give rise to the right of one or more of the parties to terminate the Worldpay Transaction Agreements (as defined in “Description of the Notes — Definitions”); the ability to obtain regulatory approvals and meet other closing conditions to the Transactions on a timely basis or at all, including the risk that regulatory approvals required for the Transactions are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect Global Payments following the Transactions or the expected benefits of the Transactions; risks related to the financing in connection with the Transactions; difficulties and delays in integrating the Worldpay business into that of Global Payments, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realize anticipated cost savings and other anticipated benefits of the Transactions when expected or at all; business disruptions from the proposed Transactions that will harm Global Payments’ or Worldpay’s businesses, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transactions, including as it relates to Global Payments’ or Worldpay’s ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability of Global Payments or Worldpay to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of Global Payments following the Transactions, including the dilution caused by Global Payments’ issuance of additional shares of its common stock in connection with the Transactions; the continued availability of capital and financing following the Transactions; the effects of global economic, political, market, health and social events or other conditions; the imposition of tariffs and other trade policies and the resulting impacts on market volatility and global trade; macroeconomic pressures and general uncertainty regarding the overall future economic environment; foreign currency exchange, inflation and rising interest rate risks; the effect of a security breach or operational failure on our business; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the continued availability of capital and financing; increased competition in the markets in which we operate and our ability to increase

S-v

our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness; the potential effect of climate change including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events beyond our control, and other factors presented in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.
These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

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SUMMARY
This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement, including the “Risk Factors” section beginning on page S-5 of this prospectus supplement, the accompanying prospectus and the information incorporated by reference carefully before making a decision to invest in our notes.
Company Overview
Global Payments is a leading payments technology company delivering innovative software and services to our customers globally, with worldwide reach spanning North America, Europe, Asia-Pacific and Latin America. The payments technology industry provides financial institutions, businesses and consumers with payment processing services, merchant acceptance solutions and related information and other value-added services. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world. Headquartered in Georgia with approximately 27,000 employees worldwide, Global Payments is a member of the S&P 500. Our common stock is traded on the New York Stock Exchange under the symbol “GPN.”
Global Payments was incorporated in 2000 and spun off from its former parent company in 2001. Including its time as part of its former parent company, Global Payments has been in the payment technology services business since 1967. Since its spin-off, Global Payments has expanded in existing markets and into new markets internationally by pursuing further acquisitions and joint ventures.
On April 17, 2025, Global Payments entered into definitive agreements to acquire 100% of Worldpay from Fidelity National Information Services, Inc. (“FIS”) and affiliates of GTCR LLC (“GTCR”) and divest its Issuer Solutions business to FIS. Worldpay is an industry leading payments technology and solutions company. The proposed acquisition of Worldpay and divestiture of Global Payments’ Issuer Solutions business will occur simultaneously, subject to regulatory approvals and other customary closing conditions.
Global Payments is organized under the laws of the state of Georgia. The address and telephone number of its executive offices are 3550 Lenox Road, Atlanta, Georgia 30326, and (770) 829-8000.

The Offering
The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see “Description of the Notes” in this prospectus supplement. Unless otherwise specified or the context otherwise requires, all references in this “Summary — The Offering” section to “we,” “us” and “our” refer to Global Payments Inc. and not its subsidiaries.
Issuer
Global Payments Inc.
Notes Offered
$1,750,000,000 aggregate principal amount of 4.500% Senior Notes due 2028.
$1,700,000,000 aggregate principal amount of 4.875% Senior Notes due 2030.
$1,000,000,000 aggregate principal amount of 5.200% Senior Notes due 2032.
$1,750,000,000 aggregate principal amount of 5.550% Senior Notes due 2035.
Maturity Dates
The 2028 notes will mature on November 15, 2028, the 2030 notes will mature on November 15, 2030, the 2032 notes will mature on November 15, 2032, and the 2035 notes will mature on November 15, 2035, in each case, unless earlier redeemed or repurchased by us.
Interest Rate
The 2028 notes will bear interest at 4.500% per year, the 2030 notes will bear interest at 4.875% per year, the 2032 notes will bear interest at 5.200% per year and the 2035 notes will bear interest at 5.550% per year.
Interest Payment Dates
May 15 and November 15 of each year, beginning on May 15, 2026.
Ranking
The notes will be our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our future unsecured and unsubordinated indebtedness from time to time outstanding. Our obligations arising under the notes will not be secured by any of our assets or guaranteed by any of our subsidiaries.
The notes will be effectively subordinated to any secured indebtedness we currently have outstanding or may incur in the future, in each case to the extent of the value of the property and assets securing such indebtedness, and will be structurally subordinated in right of payment to the liabilities (including trade accounts payable) and preferred equity of our subsidiaries.
As of September 30, 2025, we had outstanding, on a consolidated basis, approximately $15.1 billion of unsecured unsubordinated indebtedness and no secured indebtedness (in each case, excluding finance leases, software financing arrangements, settlement facilities and the notes offered hereby), and our subsidiaries had no indebtedness to third parties (excluding finance leases, software financing arrangements and settlement facilities) and had issued no preferred equity. See “Capitalization.”
Optional Redemption
The notes of each series will be redeemable, at our option, in whole or in part, at any time and from time to time, at the applicable redemption price described in “Description of the Notes — Optional redemption.”
Special Mandatory
Redemption
In the event that (x) the Worldpay Acquisition is not consummated on or prior to the date that is five (5) business days after the later of

(i) April 16, 2027 or (ii) any later date as the parties to the Worldpay Transaction Agreements may agree as the “Outside Date” thereunder or (y) the Company notifies the trustee that the Company will not pursue the consummation of the Worldpay Acquisition, the Company will be required to redeem the Mandatorily Redeemable Notes then outstanding at a redemption price equal to 101% of the principal amount of the Mandatorily Redeemable Notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. See “Description of the Notes — Special mandatory redemption.”
Offer to Repurchase Upon Change of Control Repurchase Event
Upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Notes — Change of control”), each holder will have the right to require us to repurchase all or any part of such holder’s notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of the Notes — Change of control.”
Covenants
The indenture governing the notes will contain covenants that, among other matters, limit (i) our ability to consolidate with, or merge with or into, any other person (other than in a merger or consolidation in which we are the continuing person) or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets (in one transaction or a series of transactions) to any other person (other than one or more of our subsidiaries) and (ii) our and certain of our subsidiaries’ ability to incur, issue, permit to exist, assume or guarantee any indebtedness for borrowed money if such indebtedness or any such guarantee is or becomes secured by a lien on certain of our subsidiaries’ Principal Properties (as defined in “Description of the Notes — Definitions”) or on any stock or indebtedness for borrowed money of certain of our subsidiaries.
These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of the Notes — Certain covenants.”
Reopening
We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes of a series having the same terms as, and ranking equally and ratably with, the applicable series of notes in all respects (except for the issue date, the public offering price and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first interest payment date); provided that if such additional notes are not fungible with the notes of the applicable series offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes.
Use of Proceeds
We estimate that we will receive net proceeds from this offering of approximately $6.16 billion, after deducting the underwriting discounts but not estimated offering expenses payable by us. We intend to use the net proceeds from this offering (i) to fund cash payments in connection with the Worldpay Acquisition, (ii) to repay certain outstanding indebtedness of Worldpay and its subsidiaries in connection with the Worldpay Acquisition, (iii) to pay transaction costs related to the Worldpay Acquisition and (iv) for general corporate purposes. See “Use of Proceeds.”
Form and Denomination
The notes of each series will be issued in the form of one or more fully registered global securities, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of the Notes — Book-entry settlement and clearance.”
Trustee, Securities Registrar and Paying Agent
U.S. Bank Trust Company, National Association.
Absence of Market for
the Notes
Each series of the notes is a new issue of securities with no established trading market. We have no intention to apply to list the notes on any securities exchange or to seek their admission to trading on any automated quotation system. Accordingly, we cannot provide any assurance as to the development or liquidity of any market for any series of the notes.

RISK FACTORS
Investing in the notes involves risks. Before you invest in the notes, you should carefully consider the factors set forth below and the information included elsewhere in this prospectus supplement, the accompanying prospectus and the other documents we file with the SEC that are incorporated by reference herein and therein. See section entitled “Where You Can Find More Information” in this prospectus supplement. We also urge you to consider carefully the factors set forth under the heading “Forward-Looking Statements” in this prospectus supplement.
Risks Related to Our Business and Operations
See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Report on Form 10-Q for the three months ended September 30, 2025, each of which is incorporated by reference herein. See section entitled “Where You Can Find More Information” in this prospectus supplement.
Risks Related to the Acquisition of Worldpay
In the event that (x) the Worldpay Acquisition is not consummated on or prior to the date that is five (5) business days after the later of (i) April 16, 2027 or (ii) any later date as the parties to the Worldpay Transaction Agreements may agree as the “Outside Date” thereunder or (y) the Company notifies the trustee that the Company will not pursue the consummation of the Worldpay Acquisition, we will be required to redeem the Mandatorily Redeemable Notes and may not have the funds necessary to redeem such notes. In addition, if we redeem the Mandatorily Redeemable Notes, you may not obtain the return you expect on such notes.
Our ability to consummate the Worldpay Acquisition is subject to various closing conditions, many of which are beyond our control, and we may not be able to consummate the Worldpay Acquisition within the time frame specified under the Worldpay Transaction Agreements. In the event that (x) the Worldpay Acquisition is not consummated on or prior to the date that is five (5) business days after the later of (i) April 16, 2027 or (ii) any later date as the parties to the Worldpay Transaction Agreements may agree as the “Outside Date” thereunder or (y) the Company notifies the trustee that the Company will not pursue the consummation of the Worldpay Acquisition, the Company will be required to redeem the Mandatorily Redeemable Notes then outstanding at a redemption price equal to 101% of the principal amount of the Mandatorily Redeemable Notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date, and we cannot assure you that we will have sufficient funds available to redeem any or all of the Mandatorily Redeemable Notes. See “Description of the Notes — Special mandatory redemption.” Even if we are able to redeem such notes pursuant to the special mandatory redemption provisions, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed. You will not have any right to require us to repurchase your notes if, between the closing of the offering of the notes and the closing of the Worldpay Acquisition, we experience any change in our business or financial condition (other than a Change of Control Repurchase Event (as defined below)).
We are not obligated to place the net proceeds from the sale of the notes in escrow prior to the closing of the Worldpay Acquisition and, as a result, we may not be able to redeem the Mandatorily Redeemable Notes upon a Special Mandatory Redemption.
The net proceeds from the sale of the notes will not be deposited into an escrow account pending any Special Mandatory Redemption, and the indenture governing the notes imposes no restrictions on our use of these proceeds during that time. Accordingly, the source of funds for any redemption of notes upon a Special Mandatory Redemption would be the proceeds that we have voluntarily retained or other sources of liquidity, including available cash, borrowings, or sales of assets. It is possible that we will not have sufficient financial resources available to satisfy our obligations, if any, to redeem the Mandatorily Redeemable Notes if we are required to do so pursuant to the Special Mandatory Redemption. Furthermore, our failure to redeem or repurchase the Mandatorily Redeemable Notes as required under the indenture would result in a default under the indenture, which could result in defaults under certain of our other debt agreements and have material adverse consequences for us and the holders of the notes.

Financing the acquisition of Worldpay will result in an increase in our indebtedness, which could adversely affect us, including by decreasing our business flexibility and increasing our interest expense.
We intend to finance a portion of the cash payment for the acquisition of Worldpay with the issuance of the notes offered hereby and the incurrence of borrowings under that certain Credit Agreement, dated as of May 15, 2025, among Global Payments, certain of its wholly owned subsidiaries from time to time party thereto, each financial institution from time to time party thereto, and Bank of America, N.A., as administrative agent (the “May 2025 Revolving Credit Facility”). This proposed increase in our indebtedness may, among other things, reduce our flexibility to respond to changing business and economic conditions or to fund capital expenditures or working capital needs. In addition, the amount of cash required to pay interest on our indebtedness following completion of this offering, and thus the demands on our cash resources, will materially increase as a result of this offering.
The Worldpay Transaction Agreements and related documents may be amended or modified without your consent.
Between the time of the issuance of the notes and the consummation of the acquisition of Worldpay, the parties to the Worldpay Transaction Agreements or other related transaction documents may agree to modify or waive the terms or conditions of such documents without noteholder consent. The requirements for a Special Mandatory Redemption will not preclude the transaction parties from making certain changes to the terms of the Worldpay Acquisition or from waiving certain conditions to the Worldpay Acquisition, which may adversely affect your investment in the notes.
Completion of the acquisition of Worldpay is subject to conditions, and if these conditions are not satisfied or waived, the Worldpay Acquisition will not be completed.
The obligations of the parties to consummate the acquisition of Worldpay are subject to the satisfaction or waiver of customary closing conditions set forth in the Worldpay Transaction Agreements, including, among others, (i) the receipt of certain regulatory approvals, (ii) the absence of any judgment or law preventing or prohibiting the closing, (iii) the satisfaction or waiver of each of the conditions to closing in the Worldpay Transaction Agreements relating to the divestiture of the Issuer Solutions business, (iv) the completion of certain pre-closing restructurings in respect of the Issuer Solutions business and GTCR’s ownership of Worldpay, (v) the other party’s representations and warranties being true and correct (subject to certain customary materiality exceptions) and the other party having performed in all material respects its obligations under the Worldpay Transaction Agreements and (vi) the absence of any material adverse effect with respect to Worldpay. The failure to satisfy all of the required conditions in the Worldpay Transaction Agreements could delay the completion of the acquisition of Worldpay or prevent the acquisition of Worldpay from occurring. Any delay in completing the acquisition of Worldpay could cause us not to realize some or all of the benefits that we expect to achieve if the acquisition of Worldpay is successfully completed within the expected time frame. There can be no assurance that the conditions to the closing of the Worldpay Acquisition will be satisfied or waived or that the acquisition of Worldpay will be completed, or as to whether the acquisition of Worldpay will be completed on terms other than those set forth in the Worldpay Transaction Agreements as in effect as of the date of this prospectus supplement. Failure to complete the acquisition of Worldpay could adversely impact your investment in the notes, including as a result of the Special Mandatory Redemption. See “Description of the Notes — Special mandatory redemption.”
Failure to complete the acquisition of Worldpay could negatively impact the resale price of the notes, as well as our future business and financial results.
If the acquisition of Worldpay is not completed for any reason, our business and financial results may be adversely affected, including as follows:
•
we may experience negative reactions from the financial markets, including negative impacts on the resale price of our notes;

•
the manner in which industry contacts, business partners and other third parties perceive us may be negatively impacted, which in turn could affect our marketing operations or our ability to compete for new business in the marketplace more broadly;

•
we may experience negative reactions from employees; and

•
we will have expended time and resources that could otherwise have been spent on our existing business and the pursuit of other opportunities that could have been beneficial to us, and our ongoing business and financial results may be adversely affected.

The unaudited pro forma condensed combined financial information incorporated by reference into this prospectus supplement is preliminary and Global Payments’ actual financial position and results of operations after the completion of the Worldpay Acquisition may differ materially from these estimates and the unaudited pro forma condensed combined financial information included in this prospectus supplement.
The unaudited pro forma condensed combined financial information incorporated by reference into this prospectus supplement is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates and is not necessarily indicative of what Global Payments’ actual financial position or results of operations would have been had the pending Worldpay Acquisition been completed on the dates indicated. Global Payments’ actual results and financial position after the pending Worldpay Acquisition may differ materially and adversely from the unaudited pro forma condensed combined financial statement incorporated by reference into this prospectus supplement.
Risks Related to the Notes
Our financial and operating performance and other factors could adversely impact our ability to make payments on the notes.
Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control. Please read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the portions of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q entitled “Risk Factors,” for a discussion of some of the factors that could affect our financial and operating performance.
An increase in market rates could result in a decrease in the value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
There may be no public trading markets for the notes.
The notes are new issues of securities for which there are currently no established trading markets. Markets for the notes may not develop or, if any do develop, they may not be maintained. If markets develop, the notes could trade at prices that may be higher or lower than the initial offering prices or the prices at which you purchased the notes, depending on many factors, including prevailing interest rates, our financial performance, the amount of indebtedness we have outstanding, the markets for similar securities, the redemption and repayment features of the notes (including the optional redemption terms) and the time remaining to maturity of the notes. We have not applied and do not intend to apply for listing the notes on any securities exchange or any automated quotation system. If active markets for the notes fail to develop or be sustained, the trading prices and liquidity of the notes could be adversely affected.
We may not be able to repurchase all of the notes upon a Change of Control Repurchase Event, which would result in a default under the notes.
Upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Notes — Change of control”), each holder will have the right to require us to repurchase all or any part of such holder’s notes at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. However, we may not have sufficient funds to repurchase the notes upon such event. In addition, our ability to repurchase the notes may be limited by law or the terms of other agreements relating to our indebtedness. The failure to make such repurchase would result in a default under the notes. For more information, see “Description of the Notes — Change of control.”
The limited covenants in the indenture governing the notes and the terms of the notes do not provide protection against some types of important corporate events and may not protect your investment.
The indenture governing the notes does not:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•
limit our ability to incur indebtedness that is equal in right of payment to the notes;

•
restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;

•
restrict our ability to repurchase or prepay our securities; or

•
restrict our or our subsidiaries’ ability to make investments, to engage in sale-leaseback transactions, to engage in transactions with affiliates or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

Furthermore, the indenture governing the notes contains only limited protections in the event of a change in control. We and our subsidiaries could engage in many types of transactions, such as certain acquisitions, refinancings or recapitalizations that would not constitute a Change of Control Repurchase Event (as defined in “Description of the Notes — Change of control”) that would enable you to require us to repurchase the notes as described under “Description of the Notes — Change of control,” but which could nevertheless substantially affect our capital structure and the value of the notes. The indenture also permits us and our subsidiaries to incur additional indebtedness, including secured indebtedness, that could effectively rank senior to the notes, subject to certain limits as described under “Description of the Notes — Certain covenants — Limitations on liens.” For these reasons, the terms of the indenture governing the notes will provide only limited protection against significant corporate events that could adversely impact your investment in the notes.
We are a holding company, and if our subsidiaries do not make sufficient distributions to us, we will not be able to make payments on our debt, including the notes.
We are a holding company that conducts substantially all of our operations through our subsidiaries. Therefore, our ability to meet our obligations for payment of interest and principal on outstanding debt obligations and to pay corporate expenses depends upon the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance or repay funds to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes or to make any funds available, whether by dividends, loans, distributions or other payments, and do not guarantee the payment of interest on, or principal of, the notes.
Neither Global Payments nor any subsidiary of Global Payments has any property that has been determined to be a principal property under the indenture.
The indenture governing the notes includes a covenant that, among other things, limits our and certain of our subsidiaries’ ability to incur, issue, permit to exist, assume or guarantee any indebtedness for borrowed money if such indebtedness (in the case of an incurrence, issuance, existence or assumption thereof by us or such subsidiaries) or any such guarantee (in the case of a guarantee by us or any of such subsidiaries) is or becomes secured by a lien on any of our or any such subsidiaries’ principal properties or certain other limited assets. However, as of the date of this prospectus supplement, neither we nor any of our subsidiaries has any property that constitutes a principal property under the indenture.

The notes will be effectively subordinated to any secured indebtedness we currently have outstanding or may incur in the future, in each case to the extent of the value of the property and assets securing such indebtedness, and will be structurally subordinated in right of payment to the liabilities (including trade accounts payable) and preferred equity of our subsidiaries.
The notes will be our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our future unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to any secured indebtedness we currently have outstanding or may incur in the future, in each case to the extent of the value of the property and assets securing such indebtedness, and will not be secured by any of our assets or guaranteed by any of our subsidiaries. Claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.
In addition, the notes will be structurally subordinated in right of payment to the liabilities (including trade accounts payable) and preferred equity of our subsidiaries which, after consummation of the acquisition of Worldpay, will include any liabilities and preferred equity of any subsidiaries of Worldpay. Our right to receive any assets of any subsidiary upon its bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors.
As of September 30, 2025, we had outstanding, on a consolidated basis, approximately $15.1 billion of unsecured unsubordinated indebtedness and no secured indebtedness (in each case, excluding finance leases, software financing arrangements, settlement facilities and the notes offered hereby). In addition, as of September 30, 2025, our subsidiaries had no indebtedness to third parties (excluding finance leases, software financing arrangements and settlement facilities) and had issued no preferred equity. See “Capitalization.”
The credit ratings assigned to the notes may not reflect all risks of an investment in the notes.
We expect that the notes will be rated by at least two nationally recognized statistical rating organizations. These credit ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.
We may choose to redeem the notes of any series prior to maturity.
We may redeem the notes of any series, at our option, in whole or in part, at any time and from time to time. See “Description of the Notes — Optional redemption.” Although, in certain circumstances, the notes contain provisions designed to compensate you for the lost value of your notes if we redeem some or all of the notes prior to maturity, they are only an approximation of this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of notes.

USE OF PROCEEDS
We estimate that we will receive net proceeds from this offering of approximately $6.16 billion, after deducting the underwriting discounts but not estimated offering expenses payable by us. We intend to use the net proceeds from this offering (i) to fund cash payments in connection with the Worldpay Acquisition, (ii) to repay certain outstanding indebtedness of Worldpay and its subsidiaries in connection with the Worldpay Acquisition, (iii) to pay transaction costs related to the Worldpay Acquisition and (iv) for general corporate purposes.
Pending use of the net offering proceeds as described above, we intend to invest the net proceeds in short-term interest-bearing accounts, securities or similar investments.

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2025:
•
on an actual basis; and

•
on an as adjusted basis to give effect to the completion of this offering (and the expected application of the net proceeds from this offering), in each case as described in “Use of Proceeds,” after deducting underwriters’ discounts and before deducting other estimated fees and expenses of this offering.

The offering of the notes is not conditioned upon, and will be consummated before, the closing of the acquisition of Worldpay. You should read the table together with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, our Current Report on Form 8-K filed on November 4, 2025 (solely with respect to Item 8.01) and our Quarterly Report on Form 10-Q for the three months ended September 30, 2025, each incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of September 30, 2025
(in thousands)	Actual	As Adjusted
	(unaudited)
May 2025 Revolving Credit Facility	$1,500,000	$1,500,000
Existing senior notes(1)	10,200,237	10,200,237
Convertible notes(1)	3,442,161	3,442,161
Commercial paper	—	—
Notes offered hereby:
4.500% Senior Notes due 2028(2)	—	1,742,860
4.875% Senior Notes due 2030(2)	—	1,689,273
5.200% Senior Notes due 2032(2)	—	992,530
5.550% Senior Notes due 2035(2)	—	1,734,233
Finance lease liabilities	28,626	28,626
Other borrowings	262,594	262,594
Total debt (including current maturities)	15,433,618	21,592,514
Total equity	23,316,597	23,316,597
Total capitalization	$38,750,215	$44,909,111

(1)
The carrying amounts of the existing senior notes and convertible notes in the table above are presented net of unamortized discount and unamortized debt issuance costs, as applicable.

(2)
The carrying amounts of the 4.500% Senior Notes due 2028, 4.875% Senior Notes due 2030, 5.200% Senior Notes due 2032 and 5.550% Senior Notes due 2035 in the table above are presented net of unamortized discount but do not reflect estimated offering expenses payable by Global Payments.

DESCRIPTION OF THE NOTES
The description of notes in this prospectus supplement is only a summary and is intended to be an overview of the material provisions of the notes and the indenture, but is not intended to be comprehensive. Since this description of notes is only a summary of the specific terms of the notes offered hereby, you should refer to the indenture and the global note relating to each series of the notes for a complete description of our obligations and your rights in respect of the notes. This description of notes is subject to, and qualified in its entirety by reference to, the actual provisions of the notes and the indenture. For information about how to obtain copies of the indenture from us, see “Where You Can Find More Information” in the accompanying prospectus and this prospectus supplement.
The 2028 notes, the 2030 notes, the 2032 notes and the 2035 notes are four separate series of “debt securities” as contemplated by the accompanying prospectus. We will issue the notes as separate series of debt securities under the indenture, dated August 14, 2019, between the Company, as issuer, and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association) (“U.S. Bank”), as trustee (the “Base Indenture”). The Base Indenture will be supplemented by a seventh supplemental indenture, to be entered into concurrently with the delivery of the notes (such supplemental indenture, together with the Base Indenture, collectively, referred to herein as the “indenture”). The terms of the 2028 notes, the 2030 notes, the 2032 notes and the 2035 notes include those provisions contained in the notes and those expressly set forth in the indenture, and those made part of the indenture by referencing the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The indenture does not limit the aggregate principal amount of debt securities (including the notes) that may be issued under it. We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional notes of a series having the same terms as, and ranking equally and ratably with, the applicable series of notes in all respects (except for the issue date, the public offering price and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first interest payment date); provided that if such additional notes are not fungible with the notes of the applicable series offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the applicable series of notes, and will vote together as one class on all matters with respect to such series of notes.
When we refer to “we,” “us,” “our” or “the Company” in this section, we refer only to Global Payments and not our subsidiaries.
General
The 2028 notes will be initially issued in an aggregate principal amount of $1,750,000,000, the 2030 notes will be initially issued in an aggregate principal amount of $1,700,000,000, the 2032 notes will be initially issued in an aggregate principal amount of $1,000,000,000 and the 2035 notes will be initially issued in an aggregate principal amount of $1,750,000,000. The notes of each series will be issued in the form of one or more fully registered global securities, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2028 notes will mature on November 15, 2028, the 2030 notes will mature on November 15, 2030, the 2032 notes will mature on November 15, 2032, and the 2035 notes will mature on November 15, 2035 (in each case, the “maturity date”), in each case unless earlier redeemed or repurchased by us. Upon surrender on the applicable maturity date, each series of the notes will be repaid at 100% of their principal amount.
The 2028 notes will bear interest at the rate of 4.500% per annum, the 2030 notes will bear an interest rate of 4.875% per annum, the 2032 notes will bear an interest rate of 5.200% per annum and the 2035 notes will bear an interest rate of 5.550% per annum, in each case from November 14, 2025, or from the most recent interest payment date through which interest has been paid or duly provided for. Interest on the notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full monthly period shall be computed on the basis of the actual number of calendar days elapsed in such a period. Interest on the notes will be payable semi-annually on each of May 15 and November 15 (each such date is referred to as an “interest payment date”), beginning on May 15, 2026, until the principal amount has been paid or made available for payment, to holders of notes at the close of business on May 1 or November 1, as the case may be, immediately preceding the applicable interest payment date (each such date is referred to as an “interest record date”). If any interest payment date, maturity date or redemption date falls on a day that is not a Business Day, the payment will be made on the next Business Day, and no interest will accrue for the period from and after such interest payment date, maturity date or redemption date.
Ranking
The notes will be our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our future unsecured and unsubordinated indebtedness from time to time outstanding. Our obligations arising under the notes will not be secured by any of our assets or guaranteed by any of our subsidiaries.
The notes will be effectively subordinated to any secured indebtedness we currently have outstanding or may incur in the future, in each case to the extent of the value of the property and assets securing such indebtedness, and will be structurally subordinated in right of payment to the liabilities (including trade accounts payable) and preferred equity of our subsidiaries. See “Risk Factors — Risks Related to the Notes.”
As of September 30, 2025, we had outstanding, on a consolidated basis, approximately $15.1 billion of unsecured unsubordinated indebtedness and no secured indebtedness (in each case, excluding finance leases, software financing arrangements, settlement facilities and the notes offered hereby). In addition, as of September 30, 2025, our subsidiaries had no indebtedness to third parties (excluding finance leases, software financing arrangements and settlement facilities) and had issued no preferred equity. See “Capitalization.”
The indenture does not contain any covenants or provisions that would afford the holders of the notes protection in the event of a highly leveraged or other transaction that is not in the best interests of the holders, except to the limited extent described below under the headings “— Change of control” and “— Certain covenants.”
Special mandatory redemption
In the event that (x) the Worldpay Acquisition is not consummated on or prior to the date that is five (5) business days after the later of (i) April 16, 2027 or (ii) any later date as the parties to the Worldpay Transaction Agreements may agree as the “Outside Date” thereunder or (y) the Company notifies the trustee that the Company will not pursue the consummation of the Worldpay Acquisition (any such event being a “Special Mandatory Redemption Event”), the Company will be required to redeem the Mandatorily Redeemable Notes then outstanding (such redemption, the “Special Mandatory Redemption”) at a redemption price equal to 101% of the principal amount of the Mandatorily Redeemable Notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”). For purposes of the foregoing, the Worldpay Acquisition will be deemed consummated if the closing under the Worldpay Transaction Agreements occurs, including after giving effect to any amendments or modifications to the Worldpay Transaction Agreements or waivers thereunder acceptable to us.
In the event that the Company becomes obligated to redeem the Mandatorily Redeemable Notes pursuant to the Special Mandatory Redemption, the Company will promptly, and in any event not more than ten Business Days after the Special Mandatory Redemption Event, deliver notice to the trustee of the Special Mandatory Redemption and the date upon which the Mandatorily Redeemable Notes will be redeemed (the “Special Mandatory Redemption Date,” which date shall be no later than the tenth Business Day following the date of such notice, unless some longer minimum period may be required by DTC (or any successor depositary)) together with a notice of Special Mandatory Redemption for the trustee to deliver to each registered Holder of Mandatorily Redeemable Notes. The trustee will then reasonably promptly, in accordance with the trustee’s and DTC’s (or any successor depositary’s) procedures, mail, or electronically deliver, according to the procedures of DTC (or any successor depositary), such notice of Special Mandatory Redemption to each registered Holder of Mandatorily Redeemable Notes. Unless the Company defaults in payment of the Special Mandatory Redemption Price of any series of Mandatorily Redeemable Notes, on and after such Special Mandatory Redemption Date, interest will cease to accrue on such Mandatorily Redeemable Notes.

Notwithstanding the foregoing, installments of interest on any series of Mandatorily Redeemable Notes that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the applicable notes and the indenture.
Upon the consummation of the Worldpay Acquisition, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.
Optional redemption
Prior to the Applicable Par Call Date, we may redeem the notes of any series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes of such series discounted to the relevant redemption date (assuming such notes matured on the Applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points for the 2028 notes, 20 basis points for the 2030 notes, 25 basis points for the 2032 notes, and 25 basis points for the 2035 notes less (b) interest accrued and unpaid to the relevant redemption date, and

(2)
100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Applicable Par Call Date for a series of notes, we may redeem the notes of such series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the relevant redemption date.
The following terms are relevant to the determination of the redemption price.
“Applicable Par Call Date” means:
•
with respect to the 2028 notes, October 15, 2028 (one month prior to the maturity date of such notes),

•
with respect to the 2030 notes, October 15, 2030 (one month prior to the maturity date of such notes),

•
with respect to the 2032 notes, September 15, 2032 (two months prior to the maturity date of such notes), and

•
with respect to the 2035 notes, August 15, 2035 (three months prior to the maturity date of such notes).

“Treasury Rate” means, with respect to any redemption date for a series of notes, the yield applicable to such series of notes determined by us in accordance with the following two paragraphs.
The Treasury Rate applicable to a series of notes shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the relevant redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the relevant redemption date to the Applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the relevant redemption date.
If on the third Business Day preceding the relevant redemption date H.15 TCM is no longer published, we shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the Applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Applicable Par Call Date, one with a maturity date preceding the Applicable Par Call Date and one with a maturity date following the Applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Applicable Par Call Date. If there are two or more United States Treasury securities maturing on the Applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the applicable Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair, subject to the applicable procedures if DTC (or any successor depositary). No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of such depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Any notice of redemption of any series of notes may, at our discretion, be subject to one or more conditions precedent with respect to completion of a corporate transaction (including, but not limited to, any, merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of indebtedness (or entering into a commitment with respect thereto), sale and leaseback transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date.
Any notice of redemption may provide that payment of the redemption price and the performance of our obligations with respect to such redemption may be performed by another person.

Except as described herein and under “— Special mandatory redemption,” the notes will not be redeemable by us prior to maturity and will not be entitled to the benefit of any sinking fund.
We may acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.
Change of control
If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem all of the notes as described under “— Optional redemption” on or prior to the date that is 30 days following such Change of Control Repurchase Event, each holder will have the right to require us to repurchase all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of such holder’s notes (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date) (the “Change of Control Payment”); provided that after giving effect to the repurchase, any notes that remain outstanding shall have a denomination of $2,000 or integral multiples of $1,000 in excess thereof.
Within 30 days following any Change of Control Repurchase Event, or, at our option, prior to any Change of Control but after any public announcement of the transaction that constitutes or may constitute the Change of Control, unless we have exercised our right to redeem all of the notes as described under “— Optional redemption,” we will mail with a copy to the trustee or cause the trustee to mail a notice by first-class mail (or otherwise deliver in accordance with the applicable procedures of DTC) to each holder, stating:
•
that such Change of Control Repurchase Event has occurred (or, in the case of a notice provided prior to a Change of Control but after a public announcement of the transaction that constitutes or may constitute a Change of Control, that such Change of Control Repurchase Event is expected to occur) and that such holder has the right to require us to repurchase such holder’s notes at a purchase price in cash equal to 101% of the outstanding principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date);

•
the date of repurchase (which shall be no earlier than 15 days nor (except to the extent that such notice is conditioned on the occurrence of the Change of Control Repurchase Event) later than 60 days from the date the Change of Control Offer is mailed, other than as may be required by law), which date, in a notice conditioned on the occurrence of a Change of Control Repurchase Event, may be designated by reference to the date that such condition is satisfied, rather than a specific date (the “Change of Control Payment Date”);

•
the procedures determined by us, consistent with the indenture, that a holder must follow in order to have its notes repurchased; and

•
the notice will, if mailed or otherwise delivered prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring.

On the Change of Control Payment Date, we will, to the extent lawful:
•
accept for payment all notes or portions of notes (equal to $2,000 and integral multiples of $1,000 in excess thereof) properly tendered and not properly withdrawn pursuant to the Change of Control Offer;

•
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes so tendered; and

•
deliver or cause to be delivered to the trustee the notes so accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being repurchased by us.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a note is registered at the close of business on such interest record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.
Except as described above with respect to a Change of Control Repurchase Event, the indenture does not contain provisions that permit the holders to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.
We will not be required to make the Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and repurchases all notes validly tendered and not withdrawn under the Change of Control Offer.
In connection with any Change of Control Offer for any series of notes, if holders of not less than 90% in aggregate principal amount of the outstanding notes of such series validly tender and do not withdraw such notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company as described above, purchases all such notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right, upon not less than 15 but not more than 60 days’ notice mailed, or delivered electronically if such notes are held by DTC, by the Company to each holder of such notes (provided, that such notice is given not more than 30 days following the repurchase date pursuant to such Change of Control Offer), to redeem all the notes of such series that remain outstanding following such purchase at a price in cash equal to 101% of the outstanding principal amount of the notes plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date).
We will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act in connection with the repurchase of notes pursuant to the Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations described in the indenture by virtue of the conflict.
Our ability to repurchase notes pursuant to the Change of Control Offer may be limited by a number of factors. Certain events that may constitute a change of control under the indebtedness of us and our subsidiaries and cause a default under the agreements related to such indebtedness but may not constitute a Change of Control Repurchase Event under the indenture. Future indebtedness of ours and our subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control Repurchase Event or require such indebtedness to be repurchased upon a Change of Control Repurchase Event. Moreover, the exercise by the holders of their right to require us to repurchase the notes could cause a default under such indebtedness, even if a Change of Control Repurchase Event itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then-existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors — Risks Related to the Notes — We may not be able to repurchase all of the notes upon a Change of Control Repurchase Event, which would result in a default under the notes.”
The definition of Change of Control below includes a sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of Global Payments and our subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than to us or our subsidiaries. Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” assets. As a result, it may be unclear as to whether or not a Change of Control, and thus a Change of Control Repurchase Event, has occurred and whether or not a holder of notes may require us to make an offer to repurchase the notes as described above.
The provisions under the indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the outstanding notes.

For purposes of this “— Change of control” section, the following terms have the following meanings: “Change of Control” means:
•
the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of our Voting Stock;

•
we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

•
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Global Payments and our subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than to us or our subsidiaries; or

•
the adoption by our shareholders of a plan or proposal for our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly-owned subsidiary of a Person and (b) immediately following that transaction, (1) the direct or indirect holders of the Voting Stock of such Person are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (2) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the beneficial owner, directly or indirectly, of more than a majority of the Voting Stock of such Person.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Event.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Rating Agency” means each of S&P and Moody’s or, to the extent S&P or Moody’s does not make a rating on the notes publicly available, a “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act) or “organizations,” as the case may be, selected by us, which shall be substituted for S&P or Moody’s, as the case may be.
“Rating Event” means, with respect to any series of notes, the ratings of such series of notes are decreased from Investment Grade by each of the Rating Agencies to below Investment Grade by each of the Rating Agencies on any date during the period commencing on the date of the first public notice by us of any arrangement that could result in a Change of Control (the “rating date”) and ending 60 days following public notice by us of the consummation of such Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by either Rating Agency as a result of such Change of Control); provided that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agency or Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event).
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.
Certain covenants
The indenture contains the following covenants in respect of each series of the notes offered hereby.
Limitations on liens
We will not (nor will we permit any of our Restricted Subsidiaries to) incur, issue, permit to exist, assume or guarantee any indebtedness for borrowed money if such indebtedness (in the case of an incurrence, issuance, permission to exist or assumption thereof by us or any of our Restricted Subsidiaries) or any such guarantee (in the case of a guarantee by us or any of our Restricted Subsidiaries) is or becomes secured by a Lien on any of our or our Restricted Subsidiaries’ Principal Properties or on any stock or indebtedness for borrowed money of any of our Restricted Subsidiaries, whether now owned or hereafter acquired, without effectively providing that the notes (together with, if we shall so determine, any other indebtedness or obligations of us or any of our Restricted Subsidiaries ranking equally with the notes and then existing or thereafter created) shall be secured equally and ratably with (or prior to) such indebtedness for borrowed money or guarantee (as applicable) until such time as such indebtedness or guarantee (as applicable) is no longer secured by such Lien, except for any such indebtedness or guarantee to the extent secured by:
(1)
Liens existing as of the issue date of the notes or that we or any of our Restricted Subsidiaries have agreed to pursuant to the terms of agreements existing as of the issue date of the notes;

(2)
Liens granted after the issue date of the notes, created in favor of the holders of the notes;

(3)
Liens which are incurred to extend, renew or refinance (or in connection with any successive extension, renewal or refinancing of) indebtedness for borrowed money or a guarantee of indebtedness for borrowed money which is secured by Liens permitted to be incurred under clauses (1), (2) or (4) of the first paragraph of this “— Limitation on liens” section or paragraphs (1), (3), (4) or (5) of the definition of “Permitted Liens,” in each case so long as (A) such Liens are limited to all or part of substantially the same property which secured the Liens extended, renewed or replaced plus improvements on such property, and (B) the amount of such indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing);

(4)
Liens created in substitution of any Liens permitted by clauses (1) through (3) of the first paragraph of this “— Limitation on liens” section or paragraphs (1), (3), (4) or (5) of the definition of “Permitted Liens,” provided that, (i) based on a good faith determination of a senior officer of the Company, the assets encumbered by such substitute or replacement Lien are substantially similar in nature to the assets encumbered by the otherwise permitted Lien that is being replaced and (ii) the amount of such indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

(5)
Permitted Liens.

Notwithstanding the foregoing, we and any of our Restricted Subsidiaries may incur, issue, permit to exist, assume or guarantee any indebtedness for borrowed money without securing the notes equally and ratably with (or prior to) such indebtedness or guarantee if, at the time of such incurrence, issuance, permission to exist, assumption or guarantee, after giving effect thereto and to the retirement of any indebtedness that is being retired substantially concurrently, the aggregate amount of all such outstanding indebtedness for borrowed money or guarantees thereof secured by Liens upon any Principal Properties or stock or indebtedness for borrowed money of any of our Restricted Subsidiaries, other than Liens described in clauses (1) through (5) above, does not at such time exceed 10% of Consolidated Total Assets.
Consolidation, merger or sale of assets
We will not consolidate with, or merge with or into, any other Person (other than in a merger or consolidation in which the Company is the continuing Person) or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets (in one transaction or a series of related transactions) to any other Person (other than one or more subsidiaries of the Company), unless:
(1)
the Person (if other than us) formed by such consolidation or into which we are merged, or to which our assets shall be sold, conveyed, transferred, leased or otherwise disposed of, shall be a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations on the notes of each series and under the indenture;

(2)
immediately after giving effect to the transaction referred to in clause (1), no Event of Default or any event that is, or after notice or passage of time or both would be, an Event of Default, shall have occurred and be continuing; and

(3)
we shall have delivered to the trustee (a) an opinion of counsel stating that such consolidation, merger or sale, conveyance, transfer, lease or other disposition and such supplemental indenture (if any) complies with the relevant provision and that all conditions precedent provided for in the indenture relating to such transaction have been complied with and (b) an officer’s certificate to the effect that immediately after giving effect to such transaction, no default shall have occurred and be continuing.

Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of our assets in accordance with the foregoing, the successor Person formed by such consolidation or into which we are merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, us under the indenture, except in the case of a lease, with the same effect as if such successor Person had been named in our place in the indenture, and we shall be relieved of all obligations and covenants under the indenture and the notes.
Notwithstanding the foregoing, any sale, conveyance, transfer or other disposition of assets between or among us and our subsidiaries is not prohibited by or restricted under the indenture.
Definitions
For purposes of this “Description of the Notes” section, the following terms have the following meanings:
“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions are authorized or required to be closed in the State of New York.
“Consolidated Total Assets” means, as of any date of determination, the total assets as reflected on the Company’s most recent consolidated balance sheet prepared in accordance with generally accepted accounting principles applied on a consistent basis (calculated on a pro forma basis to give effect to any acquisitions and dispositions made subsequent to the date of such consolidated balance sheet and prior to or concurrent with the determination of Consolidated Total Assets).
“Lien” means a mortgage, security interest, pledge or lien or other similar encumbrance.
“Mandatorily Redeemable Notes” means the 4.500% Senior Notes due 2028, 4.875% Senior Notes due 2030 and the 5.200% Senior Notes due 2032.
“Permitted Liens” means:
(1)
Liens on property to secure the payment of all or any part of the cost of acquisition, construction, development or improvement of such property, or to secure indebtedness incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 365 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

(2)
Liens in favor of us or any of our subsidiaries;

(3)
any Lien (x) existing on property of a Person at the time of its consolidation with or merger into us or a subsidiary of ours or (y) existing on any property acquired by us or any subsidiary of ours at the time such property is so acquired (whether or not the indebtedness secured thereby shall have been assumed); provided that in each such case, (A) such Lien was not created or assumed in contemplation of such consolidation or merger or such Person’s becoming a subsidiary of ours or such acquisition of property and (B) such Lien shall extend solely to the property so acquired and improvements thereon or in the case of an acquisition of a subsidiary, the assets of the subsidiary, and in each case, proceeds thereof;

(4)
Liens on property in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit us or any of our subsidiaries to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

(5)
Liens securing obligations arising under or related to (i) the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business (each such transaction, a “Settlement”) and (ii) any payment or reimbursement obligation in respect of the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement (including, for the avoidance of doubt, any agreement with a bank or financial institution providing for short term financing for the purpose of funding any Settlement); and

(6)
Liens securing Securitized Indebtedness and receivables factoring, discounting, facilities or securitizations.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or any other entity of whatever nature.
“Principal Property” means the real property, fixtures, machinery and equipment relating to any facility that is real property located within the territorial limits of the United States of America (excluding its territories and possessions and Puerto Rico) owned by Global Payments or any of its subsidiaries, except for any facility that (i) has a net book value, on the date of determination as to whether a property is a principal property is being made, of less than 2% of our Consolidated Total Assets or (ii) in the opinion of the board of directors of Global Payments, is not of material importance to the business conducted by us and our subsidiaries, taken as a whole.
“Restricted Subsidiary” means (i) any subsidiary of ours that constitutes a “significant subsidiary” (as such term is defined in Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), as such regulation is in effect on the date of the indenture), and (ii) any other subsidiary of ours that holds any Principal Property, in each case excluding (a) any subsidiary which is not organized under the laws of any state of the United States of America, (b) any subsidiary which conducts the major portion of its business outside the United States of America and (c) any subsidiary of any of the foregoing.
“Securitized Indebtedness” means, with respect to any Person as of any date, the reasonably expected liability of such Person for the repayment of, or otherwise relating to, all accounts receivable, general intangibles, chattel paper or other financial assets and related rights and assets sold or otherwise transferred by such Person, or any subsidiary or affiliate thereof, on or prior to such date.
“subsidiary” means a corporation or other business entity of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by the Company or by one or more other subsidiaries, or by the Company and one or more other subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, managers, trustees or equivalent of such corporation, whether at all times or only as long as no senior class of stock has such voting power by reason of any contingency.
“Worldpay Acquisition” means the acquisition by Global Payments and its subsidiaries of Worldpay Holdco, LLC, a Delaware limited liability company (“Worldpay”), and its subsidiaries.
“Worldpay Transaction Agreements” means collectively (i) that certain Transaction Agreement, dated as of April 17, 2025, by and among Global Payments, Worldpay, Fidelity National Information Services, Inc. and Total System Services LLC and (ii) that certain Transaction Agreement, dated as of April 17, 2025, by and among Global Payments, Worldpay and the other parties thereto, in each case, as the same may be amended or modified or any provision thereunder waived from time to time.
Events of Default
Each of the following is an “Event of Default” with respect to a series of the notes:
(1)
the failure to pay interest on such series of the notes when the same becomes due and payable, and the default continues for a period of 30 days;

(2)
the failure to pay the principal (or premium, if any) of such series of the notes, when such principal (or premium, if any) becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise;

(3)
a default in the observance or performance of any other covenant or agreement contained in the indenture, and the default continues for a period of 90 days after written notice thereof to us by the trustee or the holders of least 25% in the aggregate principal amount of outstanding notes of the affected series, specifying the default (and demanding that such default be remedied);

(4)
the failure to repurchase notes tendered for repurchase following the occurrence of a Change of Control Repurchase Event in compliance with the covenant set forth under “— Change of control”;

(5)
(a) a failure to make any payment at maturity, including any applicable grace period, on any of our indebtedness for borrowed money or the payment of which is guaranteed by us in an aggregate principal amount in excess of $300 million at any one time and continuance of this failure to pay or (b) a default on any of our indebtedness for borrowed money or the payment of which is guaranteed by us, which default results in the acceleration of the principal of any of our indebtedness for borrowed money in an aggregate principal amount in excess of $300 million without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, for a period of, in the case of clause (a) or (b) above, 60 days or more after written notice thereof to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of outstanding notes of the affected series; provided, however, that if the failure, default or acceleration referred to in clause (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default shall be deemed cured; and

(6)
certain events of bankruptcy or insolvency with respect to us.

If an Event of Default (other than an Event of Default specified in clause (6) above), shall occur and be continuing, the trustee or the holders of at least 25% of the principal amount of the affected series of notes may declare the principal of and accrued interest on the affected series of notes to be due and payable by notice in writing to us and the trustee (if given by the holders) specifying the respective Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.
Notwithstanding the foregoing, if an Event of Default specified in clause (6) above occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on the notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.
At any time after a declaration of acceleration with respect to a series of the notes as described above, the holders of a majority in principal amount of the affected series of notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if:

(1)
the rescission would not conflict with any judgment or decree;

(2)
all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration; and

(3)
to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto. Holders of not less than a majority in principal amount of the affected series of notes may waive any existing default or Event of Default and its consequences, except a default in the payment of the principal of or interest on such notes.
Holders may not enforce the indenture except as provided in the indenture and under the Trust Indenture Act. Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or discretion of any of the holders, unless the holders shall have offered to the trustee security or indemnity satisfactory to the trustee. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series in accordance with the terms of the indenture. Nothing herein shall impair the right of a holder to institute suit for the enforcement of any payment on or with respect to the notes.
We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to his or her knowledge, are in compliance with all conditions and covenants of the notes and the indenture.
Modification, amendment and waiver of the indenture
From time to time, we and the trustee, without the consent of the holders of the notes of any series, may amend the indenture and the terms of the notes of such series for certain specified purposes, including:
(1)
to cure any ambiguity, defect or inconsistency;

(2)
to provide for uncertificated notes in addition to or in place of certificated notes;

(3)
to comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(4)
to evidence and provide for the acceptance of appointment by a successor trustee;

(5)
to conform the terms of the indenture or the notes to any provision or other description of the notes, as the case may be, contained in this prospectus supplement and the accompanying prospectus;

(6)
to provide for the assumption by a successor Person of our obligations under the indenture and the notes, in each case in compliance with the provisions thereof;

(7)
to provide for the issuance of any additional notes under the indenture;

(8)
to comply with the rules of any applicable securities depository;

(9)
to make any change that would provide any additional rights or benefits to the holders of the notes (including to secure the notes, add guarantees with respect thereto, transfer any property to or with the trustee, add to the Company’s covenants for the benefit of the holders, add any additional events of default for the notes, or surrender any right or power conferred upon the Company) or that does not adversely affect the legal rights hereunder of any holder in any material respect;

(10)
to change or eliminate any restrictions on the payment of principal or premium, if any, on notes in registered form; provided that any such action shall not adversely affect the interests of the holders in any material respect;

(11)
to supplement any provision of the indenture as shall be necessary to permit or facilitate the defeasance and discharge of the notes in accordance with the indenture; provided that such action shall not adversely affect the interests of any of the holders in any material respect;

(12)
to change or eliminate any of the provisions of the indenture so long as such change or elimination does not affect any notes which are outstanding under the indenture prior to the effectiveness of such change or elimination; or

(13)
to make any change that does not adversely affect the interests of any holder of the notes in any material respect.

The holders of at least a majority in principal amount of the outstanding notes of a series may, on behalf of the holders of all notes of that series, waive any past default under the indenture and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any notes or in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of each holder of that series. In addition, the holders of a majority in aggregate principal amount of the outstanding notes of a series may, on behalf of the holders of all notes of that series, waive compliance by us with certain covenants of the indenture or the notes. However, without the consent of each holder of the notes of an affected series, no amendment or waiver may:
(1)
reduce the percentage in principal amount of outstanding notes whose holders must consent to an amendment or waiver;

(2)
reduce the rate of, change or have the effect of changing the time for payment of interest, including defaulted interest, on the notes;

(3)
reduce the principal of or change the fixed maturity of the notes, or reduce the redemption price or repurchase price of the notes;

(4)
make the notes payable in currency other than that stated in the notes or change the place of payment of the notes from that stated in the notes or in the indenture;

(5)
make any change in provisions of the indenture protecting the right of each holder to receive payment of principal of and interest on the notes on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date) or to bring suit to enforce such payment, or permitting holders holding a majority in principal amount of the notes to waive defaults or Events of Default; or

(6)
make any change in these amendment and waiver provisions, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder of the notes of an affected series.

In signing or refusing to sign an amendment to the indenture, the trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel and an officer’s certificate. Other than as expressly set forth herein, other modifications and amendments of the indenture or the notes may be made with the consent of the holders of a majority in principal amount of the then-outstanding notes of the series affected by the amendment or modification.
Satisfaction and discharge; defeasance
Satisfaction and discharge
The indenture will at our request be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes issued thereunder, as expressly provided for in such indenture, and rights to receive payments of principal of and premium, if any, and interest on such notes) as to all outstanding notes of a series, when:

(1) either:
(A) all notes of such series theretofore authenticated and delivered (except lost, stolen or destroyed notes of such series which have been replaced or paid and notes of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or
(B) all notes of such series not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee cash or U.S. government securities or a combination thereof as trust funds in trust solely for the benefit of the holders in an amount sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness on the notes of such series not theretofore delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of notes that have become due and payable) or to the maturity date or redemption date, as the case may be; provided that upon any redemption that requires the payment of a premium, the amount deposited shall be sufficient to the extent that an amount is deposited with the trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the trustee on or prior to the date of redemption (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such deficit is in fact paid). Any Applicable Premium Deficit shall be set forth in an officers’ certificate delivered to the trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;
(2) we have paid all other sums payable under the indenture by us; and
(3) we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.
Full defeasance
We can legally release ourselves from any payment or other obligations on the notes of a series (called “full defeasance”) if the following conditions are met:
•
we irrevocably deposit in trust for the benefit of holders of the series of notes cash or U.S. Government or U.S. government agency notes or bonds, or a combination thereof, in such amounts as will, in the opinion of an independent accounting firm (which shall be delivered to the trustee) in the case of deposit of assets other than cash, generate enough cash to make interest, principal, any premium and any other payments on the notes of that series on their due date; and

•
either there is a change in current U.S. federal tax law or the Internal Revenue Service (the “IRS”) has published a ruling or we have received a ruling from the IRS, and based on that change or ruling, a legal opinion of our counsel has been delivered to the trustee confirming that beneficial owners of the series of notes will not recognize gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as if no defeasance had occurred.

If we accomplish a full defeasance, as described above, holders of the affected series of notes would have to rely solely on the trust deposit for repayment of the notes. Holders could not look to us for repayment in the event of any shortfall. However, even if we make the deposit in trust and deliver an opinion as discussed above, we will remain subject to obligations to exchange or register the transfer of notes, to replace stolen, lost or mutilated notes, to maintain paying agencies, to hold moneys for payment in trust and, if applicable, to effect conversion of notes.
Covenant defeasance
Under current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants on the notes of any series. This is called “covenant defeasance.” In that event, holders of the notes of the affected series would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay such notes. In order to achieve covenant defeasance, we must do the following:
•
deposit in trust for the benefit of holders of the series of notes cash or U.S. Government or U.S. Government agency notes or bonds, or a combination thereof, in such amounts as will, in the opinion of an independent accounting firm (which shall be delivered to the trustee) in the case of deposit of assets other than cash, generate enough cash to make interest, principal, any premium and any other payments on the notes of that series on their due date; and

•
deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing beneficial owners of the series of notes to be taxed on the notes any differently than if we did not make the deposit and instead repaid the notes ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the notes if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the notes become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.
The trustee
U.S. Bank will act as trustee for the notes. We have other customary banking relationships with U.S. Bank and its affiliates in the ordinary course of business.
The indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions; provided that if the trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.
The trustee may resign at any time by giving written notice thereof to us. The trustee may also be removed by act of the holders of a majority in principal amount of the then-outstanding notes. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.
No personal liability of directors, officers, employees, incorporator and shareholders
The indenture provides that no director, officer, employee, incorporator, agent, shareholder or affiliate of the Company, as such, shall have any liability for any obligations under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the notes, by accepting a note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the notes.
Unclaimed funds
All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the notes that remain unclaimed for two years after the maturity date of such notes will be repaid to the Company upon its request. Thereafter, any right of any holder of notes to such funds shall be enforceable only against the Company, and the trustee and paying agents will have no liability therefore.
Governing law
The notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Book-entry settlement and clearance
The following description of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. None of us, the escrow agent or the trustee take any responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.
Book-entry settlement
The notes of each series will be issued in the form of one or more fully registered global securities in a minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof that will be deposited with DTC in New York, New York or its nominee. This means that the Company will not issue certificates to each holder. Each global security will be issued in the name of Cede & Co., DTC’s nominee, which will keep a computerized record of its participants (for example, your broker) whose clients have purchased notes. The participant will then keep a record of its clients who purchased the notes. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.
Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own notes held by DTC only through a participant.
DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it and facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly.
Purchases of notes represented by one or more global securities under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner of each note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.
To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices, if any, will be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).
Redemption proceeds and distributions on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the Company or the paying agent on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each participant and not of DTC, the paying agent, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company or the paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.
A beneficial owner must give notice to elect to have its notes purchased or tendered, through its participant, to the paying agent, and will effect delivery of the notes by causing the direct participant to transfer the participant’s interest in the notes, on DTC’s records, to the paying agent. The requirement for physical delivery of the notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered securities to the paying agent’s DTC account.
No global security may be exchanged in whole or in part for securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any Person other than the depository for such global security or a nominee thereof unless (A) the depository (i) has notified the Company that it is unwilling or unable to continue as depository or (ii) has ceased to be a clearing agency registered under the Exchange Act at a time when the depository is required to be so registered to act as depository and a successor depository is not appointed by the Company within 90 days, (B) an event of default has occurred and is continuing and DTC notifies the trustee of its decision to exchange any global notes for securities registered in the names of persons other than DTC or (C) the Company executes and delivers to the trustee a company order that such global security will be so exchangeable or transferable.
The information in this section concerning DTC, DTC’s book-entry system and otherwise has been obtained from sources that we believe to be reliable, but the Company takes no responsibility for its accuracy.
The trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the indenture or under applicable law with respect to any transfer of any interest in any notes other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
None of the Company, the trustee or any agent shall have any responsibility or liability for any actions taken or not taken by the DTC or will have any responsibility or liability for any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the notes or any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

Euroclear and Clearstream, Luxembourg
If the depository for a global security is DTC, you may hold interests in the global notes through Euroclear Bank S.A./N.V., as operator of the Euroclear or Clearstream, Luxembourg, in each case, as a participant in DTC.
Euroclear and Clearstream, Luxembourg will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. The Company has no control over those systems or their participants, and the Company takes no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on the one hand, and other participants in DTC, on the other hand, would also be effected through DTC in accordance with DTC’s rules and procedures on behalf of Euroclear or Clearstream, as the case may be, by its respective depository.
Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States of America.
In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next Business Day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.
Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the procedures described above to facilitate transfers of interests in the notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued or changed at any time. Neither the Company, the trustee nor any agent shall have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
General
The following is a general discussion of certain material U.S. federal income tax considerations applicable to U.S. Holders and Non-U.S. Holders (both as defined below) relating to the ownership and disposition of the notes. This discussion only applies to those beneficial owners that purchase notes in the initial offering at the initial offering price and that hold notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion is based upon current provisions of the Code, existing and proposed Treasury regulations promulgated thereunder, judicial decisions and rulings, pronouncements and administrative interpretations of the IRS, all of which are subject to change or differing interpretation, possibly on a retroactive basis, at any time. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein. We cannot assure you that the IRS will not challenge the conclusions stated below, and no ruling from the IRS has been (or will be) sought on any of the matters discussed below.
As used herein, a “U.S. Holder” is a beneficial owner of notes that is for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States,

•
a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia,

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•
a trust (i) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons as described in Section 7701(a)(30) of the Code (“U.S. persons”) have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used herein, a “Non-U.S. Holder” is a beneficial owner of notes that is neither a U.S. Holder nor an entity or arrangement that is classified for U.S. federal income tax purposes as a partnership. If an entity or arrangement classified for U.S. federal income tax purposes as a partnership owns notes, the tax treatment of a member of the entity or arrangement generally will depend on the status of the member and the activities of the entity. The tax treatment of such an entity or arrangement, and the tax treatment of any member of such an entity, are not addressed in this discussion. Any entity or arrangement that is classified for U.S. federal income tax purposes as a partnership and that owns notes, and any members of such an entity, are encouraged to consult their own tax advisors.
The following discussion does not purport to be a complete analysis of all the potential U.S. federal income tax considerations that may be relevant to particular holders in light of their particular circumstances. Without limiting the generality of the foregoing, this discussion does not address the effect of any special rules applicable to certain types of beneficial owners, including, without limitation, dealers in securities, insurance companies, banks or other financial institutions, thrifts, real estate investment trusts, regulated investment companies, tax-exempt entities, U.S. Holders whose functional currency is not the U.S. dollar, persons subject to any minimum tax, persons who hold notes as part of a straddle, conversion transaction, or other risk reduction or integrated transaction, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, retirement plans, individual retirement accounts or other tax-deferred accounts, qualified pension plans, certain former citizens or former long-term residents of the United States, controlled foreign corporations, passive foreign investment companies, persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement, pass-through entities, including partnerships and “S corporations,” or any investors therein. Furthermore, this discussion does not discuss any considerations under U.S. federal tax laws other than those pertaining to the income tax, and it does not address any considerations under any state, local or non-U.S. tax laws. In addition, this discussion does not address the tax consequences of the ownership and disposition of the notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor any tax consequences arising under the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations or practices adopted in connection with any such agreement). Prospective investors should consult with their own tax advisors as to the particular tax consequences to them of the ownership and disposition of the notes, including with respect to the applicability and effect of any U.S. federal, state, local or non-U.S. income tax laws or any tax treaty, and any changes (or proposed changes) in tax laws or interpretations thereof.
Certain Contingent Payments
In certain circumstances, we may redeem the notes in exchange for payments by us in excess of stated interest or principal or at times earlier than the final maturity. The possibility of such redemptions may implicate special rules under Treasury regulations governing “contingent payment debt instruments.” According to those Treasury regulations, one or more contingencies will not cause the notes to be treated as a contingent payment debt instrument if, as of the issue date of the notes, such contingencies are, individually or in the aggregate, considered remote or incidental or, in certain circumstances, it is significantly more likely than not that such contingency will not occur. We believe and intend to take the position that the contingencies on the notes will not cause the contingent payment debt instrument rules of the Treasury regulations to apply to the notes. Our position that the contingent payment debt instrument rules of the Treasury regulations will not apply to the notes is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note. In the event a contingency on the notes occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.
THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES. THIS DISCUSSION IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX AND OTHER FEDERAL TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE APPLICATION AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS OR ANY TAX TREATY.
U.S. Holders
Interest
It is anticipated, and this discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount for U.S. federal income tax purposes. Accordingly, stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income as the interest accrues or is paid (in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes).
Disposition of Notes
In the case of a sale or other taxable disposition (including a redemption or retirement) of a note, a U.S. Holder will recognize gain or loss equal to the difference, if any, between (i) the amount received (other than any amount representing accrued but unpaid interest, which will be treated as ordinary income to the extent not previously included in income) and (ii) the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to the U.S. Holder. Any gain or loss recognized by a U.S. Holder on a sale or other taxable disposition of a note generally will constitute capital gain or loss. Capital gain recognized by certain non-corporate holders, such as individuals, upon the sale or other taxable disposition of a note that is held for more than one year is generally eligible for a reduced rate of U.S. federal income taxation. The deductibility of a capital loss is subject to limitations.
Information Reporting and Backup Withholding
In general, information reporting requirements will apply with respect to payments of principal and interest on the notes to a U.S. Holder and with respect to payments to a U.S. Holder of any proceeds from a taxable disposition of the notes. In addition, a U.S. Holder may be subject to U.S. federal backup withholding (currently, at a rate of 24%) on such payments that are subject to information reporting if the U.S. Holder fails to supply its correct taxpayer identification number to the applicable withholding agent and comply with certain certification procedures or otherwise fails to establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld from a U.S. Holder under the backup withholding provisions may be refunded or allowed as a credit against the U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
Non-U.S. Holders
Interest
Interest earned on a note by a Non-U.S. Holder will be considered “portfolio interest,” and (subject to the discussion below under “— Non-U.S. Holders — Information Reporting and Backup Withholding”) will not be subject to U.S. federal income tax or withholding, if:
•
the Non-U.S. Holder is not (i) a “controlled foreign corporation” that is related to us as described in Section 881(c)(3)(C) of the Code, (ii) a person who owns, directly or under the attribution rules of Section 871(h)(3)(C) of the Code, 10% or more of the total combined voting power of our equity interests or (iii) a “bank” receiving the interest or an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business as described in Section 881(c)(3)(A) of the Code;

•
the certification requirements described below are satisfied; and

•
the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder (or, in the case of an applicable income tax treaty resident, is not attributable to a permanent establishment of the Non-U.S. Holder in the United States).

In order to satisfy the certification requirement, the Non-U.S. Holder must provide the withholding agent a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, or other appropriate form, as provided in the Treasury regulations, under penalty of perjury, that certifies that the Non-U.S. Holder is not a U.S. person. Alternatively, in a case where a securities clearing organization, bank or other financial institution holds the note in the ordinary course of its trade or business on behalf of the Non-U.S. Holder, the person who otherwise would be required to withhold U.S. federal income tax must receive from the financial institution a certification, under penalty of perjury, that a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, or other appropriate form, as provided in the Treasury regulations, has been received by it, or by another such financial institution, from the Non-U.S. Holder.
Any payments to a Non-U.S. Holder of interest that do not qualify for the “portfolio interest” exemption and that are not effectively connected with the conduct of a trade or business (or, if a U.S. income tax treaty applies and so provides, are not attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder will be subject to U.S. federal income tax and withholding at a rate of 30% (or at a lower rate under an applicable income tax treaty). To claim a reduction or exemption under an applicable income tax treaty, a Non-U.S. Holder must generally submit to the person that otherwise would be required to withhold U.S. tax a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form).
Any interest earned on a note that is effectively connected with the conduct of a trade or business (and, if a U.S. income tax treaty applies and so provides, is attributable to a permanent establishment maintained) within the United States by a Non-U.S. Holder will be subject to U.S. federal income tax at regular individual graduated or corporate rates in a similar manner as if the Non-U.S. Holder were a U.S. Holder. If the Non-U.S.

Holder is classified as a corporation for U.S. federal income tax purposes, such income will also be taken into account for purposes of determining the amount of U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits, subject to certain adjustments. However, such effectively connected income will not be subject to U.S. federal income tax withholding, provided that the Non-U.S. Holder furnishes a properly completed IRS Form W-8ECI (or a suitable substitute form) to the person that otherwise would be required to withhold U.S. tax.
Disposition of Notes
Subject to the discussion below under “— Non-U.S. Holders — Information Reporting and Backup Withholding,” any gain (other than an amount representing accrued but unpaid interest, which will be treated as described above in “— Non-U.S. Holders — Interest”) recognized by a Non-U.S. Holder upon a sale or other taxable disposition (including a redemption or retirement) of a note generally will not be subject to U.S. federal income tax or withholding unless:
•
the gain is effectively connected with the conduct of a trade or business (and, if a U.S. income tax treaty applies and so provides, is attributable to a permanent establishment maintained) within the United States by the Non-U.S. Holder; or

•
in the case of a Non-U.S. Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

In the case of a Non-U.S. Holder whose gain is described in the first bullet point above, any such gain will be subject to U.S. federal income tax at regular individual graduated or corporate rates, and (if the Non-U.S. Holder is classified as a corporation for U.S. federal income tax purposes) may also be subject to a U.S. branch profits tax, which is imposed at a rate of 30% (or at a lower rate under an applicable income tax treaty) on effectively connected earnings and profits for the year, subject to certain adjustments.
An individual Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable U.S. income tax treaty) on the amount by which its U.S.-source capital gains exceed its U.S.-source capital losses.
Information Reporting and Backup Withholding
Any payments of interest on the notes and proceeds of a sale or other taxable disposition of the notes to a Non-U.S. Holder may be subject to U.S. federal backup withholding (currently, at a rate of 24%) and information reporting, unless (i) the Non-U.S. Holder certifies, under penalty of perjury, on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or a suitable substitute form) that it is not a U.S. person and certain other conditions are met, or (ii) the Non-U.S. Holder otherwise establishes an exemption. Backup withholding is not an additional tax and may be refunded or allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS. In addition, the applicable withholding agent generally will be required to file information returns with the IRS reporting interest payments on the notes to Non-U.S. Holders, even if the Non-U.S. Holder provides the certification described above and regardless of whether withholding was required. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

UNDERWRITING
We are offering the notes through the underwriters named below for whom J.P. Morgan Securities LLC, BofA Securities, Inc. and Barclays Capital Inc. are acting as representatives (the “representatives”). Under the terms and subject to the conditions contained in an underwriting agreement among us and the representatives, we have agreed to sell to the underwriters named below, and each underwriter has severally agreed to purchase, the following respective principal amounts of the notes:
Underwriters	Principal Amount of 2028 Notes	Principal Amount of 2030 Notes	Principal Amount of 2032 Notes	Principal Amount of 2035 Notes
J.P. Morgan Securities LLC	$612,500,000	$595,000,000	$350,000,000	$612,500,000
BofA Securities, Inc.	262,500,000	255,000,000	150,000,000	262,500,000
Barclays Capital Inc.	175,000,000	170,000,000	100,000,000	175,000,000
Capital One Securities, Inc.	72,955,000	70,871,000	41,689,000	72,955,000
Citigroup Global Markets Inc.	72,955,000	70,871,000	41,689,000	72,955,000
HSBC Securities (USA) Inc.	72,955,000	70,871,000	41,689,000	72,955,000
PNC Capital Markets LLC	72,955,000	70,871,000	41,689,000	72,955,000
TD Securities (USA) LLC	72,954,000	70,870,000	41,688,000	72,954,000
Truist Securities, Inc.	72,954,000	70,870,000	41,688,000	72,954,000
Wells Fargo Securities, LLC	72,954,000	70,870,000	41,688,000	72,954,000
BMO Capital Markets Corp.	31,823,000	30,914,000	18,185,000	31,823,000
CIBC World Markets Corp.	31,823,000	30,913,000	18,185,000	31,823,000
Citizens JMP Securities, LLC	31,822,000	30,913,000	18,184,000	31,822,000
Fifth Third Securities, Inc.	31,822,000	30,913,000	18,184,000	31,822,000
U.S. Bancorp Investments, Inc.	31,822,000	30,913,000	18,184,000	31,822,000
CaixaBank, S.A.	10,069,000	9,780,000	5,753,000	10,069,000
Deutsche Bank Securities Inc.	10,069,000	9,780,000	5,753,000	10,069,000
Morgan Stanley & Co. LLC	10,068,000	9,780,000	5,752,000	10,068,000
Total:	$1,750,000,000	$1,700,000,000	$1,000,000,000	$1,750,000,000
The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, then the purchase commitments of non-defaulting underwriters may be increased or the offering of the notes may be terminated.
Notes sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the applicable initial public offering price of up to 0.200% of the principal amount of the 2028 notes, 0.350% of the principal amount of the 2030 notes, 0.375% of the principal amount of the 2032 notes and 0.400% of the principal amount of the 2035 notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the applicable initial public offering price of up to 0.150% of the principal amount of the 2028 notes, 0.250% of the principal amount of the 2030 notes, 0.250% of the principal amount of the 2032 notes and 0.250% of the principal amount of the 2035 notes.
The following table shows the underwriting discounts to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).
Paid by us
2028 notes	0.350%
2030 notes	0.600%
2032 notes	0.625%
2035 notes	0.650%

We estimate that our out-of-pocket expenses (excluding the underwriting discounts) for this offering will be approximately $14.0 million and will be payable by us.
Each series of the notes is a new issue of securities with no established trading market. One or more of the underwriters intend to make a secondary market for the notes of each series. However, no underwriter is obligated to do so and may discontinue any market-making activities for the notes at any time without notice. No assurance can be given as to whether any trading markets for the notes will develop or, if any do develop, as to how liquid such trading markets for the notes will be or whether any such trading markets will be sustained.
We have agreed to indemnify the several underwriters against certain liabilities, including under the Securities Act and the Exchange Act, or contribute to payments which the underwriters may be required to make in that respect.
In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions.
•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
Over-allotment involves sales by the underwriters of notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

•
Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

These stabilizing transactions, over-allotment transactions and syndicate covering transactions may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.
We expect that delivery of the notes will be made against payment therefor on or about November 14, 2025, which will be the 5th business day following the date of this prospectus supplement (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternate settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Other Relationships
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and nonfinancial activities and services. Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including acting as our financial advisors in connection with the acquisition of Worldpay and are lenders under our May 2025 Revolving Credit Facility. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture governing the notes. Moreover, certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any offers or sales of any notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by applicable securities laws and the regulations of FINRA.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.
Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their respective affiliates have a lending relationship with us, certain of those underwriters or their respective affiliates routinely hedge, and certain other of those underwriters or their respective affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.
The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the FSMA and the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”) from the requirement to publish a prospectus for offers of the notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation.
This prospectus supplement and the accompanying prospectus and any other material in relation to the notes are only being distributed to, and are directed only at, persons in the UK who are “qualified investors” (as defined in the UK Prospectus Regulation) who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons.” The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes in the UK will be engaged in only with, Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement and the accompanying prospectus or their contents. The notes are not being offered to the public in the UK.
Hong Kong
Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, Global Payments has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

VALIDITY OF THE NOTES
The validity of the notes offered hereby will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York and, with respect to matters of the law of the State of Georgia, by Dara Steele-Belkin, Senior General Counsel and Corporate Secretary of Global Payments. Dara Steele-Belkin owns and has other interests in our common stock and is a participant in our employee benefit and incentive plans. The validity of the notes offered hereby will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The financial statements of Global Payments Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement, and the effectiveness of Global Payments Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The combined and consolidated financial statements of Worldpay Holdco, LLC as of December 31, 2024, and for the periods from February 1, 2024 to December 31, 2024 (Successor) and January 1, 2024 to January 31, 2024 (Predecessor), have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2024 combined and consolidated financial statements refers to the acquisition of Worldpay Holdco, LLC in a business combination, effective January 31, 2024.
The combined financial statements of Worldpay Business (the Merchant Solutions business of Fidelity National Information Services, Inc.) as of December 31, 2023, and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
GLOBAL PAYMENTS INC.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares

The securities listed above may be offered and sold by us or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future, including on a delayed or continuous basis. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest in the securities described in the applicable prospectus supplement.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 4 of this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference or deemed incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 5, 2025

Unless the context requires otherwise, references to “Global Payments,” “we,” “us,” “our” or similar terms are to Global Payments Inc. and its subsidiaries. References to “$” and “dollars” are to United States dollars.
This prospectus, any applicable prospectus supplement and any free writing prospectus filed by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
For investors outside of the United States, neither we nor any selling securityholders have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or distribution of this prospectus outside of the United States.
ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed on Form S-3 with the Securities and Exchange Commission (the “SEC”) under a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either separately or together, debt securities, common stock, preferred stock or depositary shares in one or more offerings.
Each time we offer and sell securities, we will provide a prospectus supplement or other type of offering document or supplement (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of that offering. Any applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in such applicable prospectus supplement or free writing prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
You should rely only on the information contained or incorporated or deemed incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the

SEC. We have not authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we may have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information, and we are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof or, in the case of information incorporated or deemed incorporated by reference herein, as of the date thereof, regardless of the time of delivery of the prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since the date of such information.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC website at http://www.sec.gov.
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and, to the extent inconsistent, supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we have terminated the offerings of all of the securities to which this prospectus relates:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025;

•
the information in our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Shareholders that is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•
our Current Reports on Form 8-K filed on February 14, 2025, March 7, 2025, April 21, 2025, April 28, 2025, May 16, 2025, July 21, 2025, August 7, 2025, September 29, 2025, November 4, 2025 (solely with respect to Item 8.01) and November 5, 2025 (other than the portions of those documents not deemed to be filed); and

•
the description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any other amendments and reports filed for the purpose of updating such description.

Information that becomes a part of this prospectus after the date of this prospectus will automatically update and, to the extent inconsistent, replace information in this prospectus and information previously filed with the SEC.
You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:
Global Payments Inc.
3550 Lenox Road
Atlanta, Georgia 30326
(770) 829-8478
Attn: Investor Relations

Certain of our SEC filings, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to them, can be viewed and printed from the investor relations section of our website at www.globalpayments.com free of charge. The SEC maintains a website that contains report, proxy and information statements, and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or any successor thereto. This website can currently be accessed at www.sec.gov. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website is not part of this prospectus or any accompanying prospectus supplement (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus or any accompanying prospectus supplement or has been expressly incorporated by reference into this prospectus or any accompanying prospectus supplement.
FORWARD-LOOKING STATEMENTS
Some of the statements we use in this prospectus, and in some of the documents we incorporate by reference in this prospectus, contain forward-looking statements concerning our business operations, economic performance and financial condition, including, but not limited to, statements we make regarding our business strategy and means to implement the strategy; measures of future results of operations, such as revenues, expenses, operating margins, income tax rates and earnings per share; other operating metrics such as shares outstanding and capital expenditures, liquidity, deleveraging plans and capital available for allocation; the effects of general economic conditions on our business; statements about the benefits of our acquisitions or dispositions such as our proposed acquisition of Worldpay and divestiture of our Issuer Solutions business, including future financial and operating results and the successful integration of acquisitions; our ability to timely complete the acquisition of Worldpay and divestiture of our Issuer Solutions business, including receiving all required regulatory approvals in connection with the transactions; statements about the completion of anticipated benefits or strategic or operational initiatives; statements regarding our success and timing in developing and introducing new services and expanding our business; and other statements regarding our future financial performance and our plans, objectives, expectations and intentions. You can sometimes identify forward-looking statements by our use of the words “believes,” “anticipates,” “expects,” “intends,” “plan,” “forecast,” “guidance” and similar expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
Although we believe that the plans and expectations reflected in or suggested by our forward-looking statements are reasonable, those statements are based on a number of assumptions, estimates, projections or plans that are inherently subject to significant risks, uncertainties and contingencies, many of which are beyond our control, cannot be foreseen and reflect future business decisions. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Our actual revenues, revenue growth rates and margins, and other results of operations could differ materially from those anticipated in our forward-looking statements as a result of many known and unknown factors, many of which are beyond our ability to predict or control. Important factors that may otherwise cause actual events or results to differ materially from those anticipated by such forward-looking statements or historical performance include, among others, those discussed in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025.
These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.
THE COMPANY
Global Payments is a leading payments technology company delivering innovative software and services to our customers globally, with worldwide reach spanning North America, Europe, Asia-Pacific and Latin America. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world.
We were incorporated in 2000 and spun-off from our former parent company in 2001. Including our time as part of our former parent company, we have been in the payment technology services business since 1967.
On April 17, 2025, we entered into definitive agreements to acquire 100% of Worldpay Holdco, LLC (“Worldpay”) from Fidelity National Information Services, Inc. (“FIS”) and affiliates of GTCR LLC (“GTCR”) and divest our Issuer Solutions business to FIS. Worldpay is an industry leading payments technology and solutions company. The proposed acquisition of Worldpay and divestiture of our Issuer Solutions business will occur simultaneously, subject to regulatory approvals and other customary closing conditions.
We are organized under the laws of the state of Georgia. The address and telephone number of our executive offices are 3550 Lenox Road, Atlanta, Georgia 30326, and (770) 829-8000. Our common stock is traded on the NYSE under the symbol “GPN”.
INDUSTRY AND MARKET DATA
We may use or incorporate by reference in this prospectus data and industry forecasts which we have obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information they provide has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Similarly, we believe that the surveys and market research we or others have performed are reliable, but we have not independently verified this information.
RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed after the date of this prospectus, all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Forward-Looking Statements.”
USE OF PROCEEDS
We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.
DESCRIPTION OF DEBT SECURITIES, COMMON STOCK, PREFERRED STOCK AND
DEPOSITARY SHARES
The description of our debt securities, common stock, preferred stock or depositary shares, as applicable, will be provided in a prospectus supplement. Each time we offer securities with this prospectus, the terms of that offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, information about the selling securityholders, will be contained in the applicable prospectus supplement and other offering materials relating to such offering or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference herein.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered will be passed upon for us by Dara Steele-Belkin, with respect to certain of our securities, or our counsel, Wachtell, Lipton, Rosen & Katz, with respect to certain of our securities. Any underwriters will be represented by their own legal counsel.
EXPERTS
The financial statements of Global Payments Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this Prospectus, and the effectiveness of Global Payments Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The combined and consolidated financial statements of Worldpay Holdco, LLC as of December 31, 2024, and for the periods from February 1, 2024 to December 31, 2024 (Successor) and January 1, 2024 to January 31, 2024 (Predecessor), have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2024 combined and consolidated financial statements refers to the acquisition of Worldpay Holdco, LLC in a business combination, effective January 31, 2024.
The combined financial statements of Worldpay Business (the Merchant Solutions business of Fidelity National Information Services, Inc.) as of December 31, 2023, and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$6,200,000,000
$1,750,000,000 4.500% Senior Notes due 2028
$1,700,000,000 4.875% Senior Notes due 2030
$1,000,000,000 5.200% Senior Notes due 2032
$1,750,000,000 5.550% Senior Notes due 2035

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
J.P. Morgan	BofA Securities	Barclays
Capital One Securities	Citigroup	HSBC	PNC Capital Markets LLC
TD Securities	Truist Securities	Wells Fargo Securities
Co-Managers
BMO Capital Markets	CIBC Capital Markets	Citizens Capital Markets	Fifth Third Securities
US Bancorp	Caixabank	Deutsche Bank Securities	Morgan Stanley

November 6, 2025